Exhibit 21.1

Subsidiaries of Registrant

CreXus S Holdings LLC, Delaware limited liability company.
CreXus S Holdings (Holding Co) LLC, Delaware limited liability company.
CHPHC Holding Company LLC, Delaware limited liability company.
CHPHC Hotel I LLC, Delaware limited liability company.
CHPHC Hotel II LLC, Delaware limited liability company.
CHPHC Hotel III LLC, Delaware limited liability company.
CHPHC Hotel IV LLC, Delaware limited liability company.
CHPHC Hotel V LLC, Delaware limited liability company.
CHPHC Hotel VI LLC, Delaware limited liability company.
CHPHC Hotel VII LLC, Delaware limited liability company.
CHPHC Hotel VIII LLC, Delaware limited liability company.
CHPHC Hotel IX LLC, Delaware limited liability company.
CHPHC Hotel X LLC, Delaware limited liability company.
CHPHC Hotel XI LLC, Delaware limited liability company.
CHPHC Hotel XII LLC, Delaware limited liability company.
CreXus S Holdings (Grand Cayman) LLC, Delaware limited liability company.
CreXus F Asset Holdings LLC, Delaware limited liability company.
CreXus TALF Holdings LLC, Delaware limited liability company.
Crexus Net Lease Holdings LLC, Delaware limited liability company.
Crexus AZ Holdings 1 LLC, Delaware limited liability company.
Crexus NV Holdings 1 LLC, Delaware limited liability company.